CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" and "Fund Service Providers" in the Prospectus and "Disclosure of Non Public Holdings", "Other Service Providers" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference and use of our reports dated October 30, 2013, on the financial statements and financial highlights of the American Beacon The London Company Income Equity Fund, American Beacon SiM High Yield Opportunities Fund, American Beacon Zebra Global Equity Fund, and American Beacon Zebra Small Cap Equity Fund as of and for the periods ended August 31, 2013, in the Registration Statement (Form N-1A) of the American Beacon Funds, which is filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 174 to the Registration Statement under the Securities Act of 1933 (File No. 33-11387).

/s/ Ernst & Young, LLP

Dallas, Texas

December 20, 2013